AMENDMENT NO. 2 TO MANAGEMENT AGREEMENT

     This Amendment No. 2 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (the "Manager"), is entered into effective the 1st day of October, 2001.

         WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to add the following additional Portfolios:

                  Portfolio               Percentage of average daily net assets
                  ---------               --------------------------------------

----------------------------------------- -------------------------------------
Met/AIM Small Cap Growth Portfolio        0.90%

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----------------------------------------- -------------------------------------
Met/AIM Mid Cap Equity Portfolio          0.80%

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----------------------------------------- -------------------------------------
State Street Research Concentrated         0.85%
International Portfolio

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     2. All other terms and  conditions  of the  Agreement  shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of October, 2001. MET INVESTORS SERIES TRUST

                                         By:______________________
                                             Name: Elizabeth M. Forget
                                                  Title: President

                                       MET INVESTORS ADVISORY CORP.

                                        By:_______________________
                                             Name: Elizabeth M. Forget
                                                  Title: President